UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2013

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2013, the Board of Directors of Choice Hotels International, Inc. (the “Company”) approved the promotion of Patrick Pacious, age 47, to Chief Operating Officer of the Company, effective January 1, 2014.

Mr. Pacious previously served as the Company’s Executive Vice President, Global Strategy & Operations since February 2012, as the Company’s Executive Vice President, Strategy, Distribution & Technology from February 2011 to February 2012, as the Company’s Senior Vice President, Distribution & Technology from October 2010 to February 2011, as the Company’s Senior Vice President, Corporate Strategy & Information Technology from November 2008 to October 2010, and as the Company’s Senior Vice President, Corporate Development and Strategy from December 2007 to November 2008.

In connection with his promotion, effective January 1, 2014, Mr. Pacious’: (i) annual base salary will be $517,680, (ii) target incentive opportunity under the Company’s short-term incentive plan will be 75% of his annual salary, and (iii) target annual equity grant award value under the Company’s long-term incentive program will be 175% of his annual salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer and Treasurer